STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of March 23 2009 (the “Effective Date”), by and between YA Global Investments, L.P. (the “Seller”), and Encompass Group Affiliates, Inc., a Florida corporation (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of this Agreement, Seller wishes to sell, assign and transfer to Purchaser, and Purchaser wishes to purchase and accept the assignment and transfer of shares of common stock, no par value (the “Common Stock”), of the Purchaser.

NOW, THEREFORE, in consideration of the agreements, covenants, representations and warranties contained in this Agreement, Seller and Purchaser agree as follows:

1. Transfer of the Shares.  Subject to the terms and conditions of this Agreement, upon the payment of the Purchase Price (as defined below) by the Purchaser to the Seller in accordance with Section 2 below, the Seller hereby sells, assigns and transfers to the Purchaser, and the Purchaser hereby purchases and accepts assignment and delivery from the Seller such number of shares of Common Stock as set forth next to the Purchaser’s name on the signature page attached hereto (the “Transferred Shares”).

2. Purchase Price.  In full consideration for the purchase and sale of the Transferred Shares, Purchaser shall pay to Seller on the date hereof a purchase price equal to $0.0001 per share (the “Per Share Price”) for a total purchase price equal to the Per Share Price multiplied by the number of Transferred Shares as set forth next to the Purchaser’s name on the signature page attached hereto (the “Purchase Price”) by wire transfer of immediately available funds to the Seller’s account set forth on Schedule I attached hereto.

3. Representations and Warranties.

(a)           The Seller hereby represents and warrants to the Purchaser that (i) the Seller is an exempt limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands, (ii) the execution and delivery by the Seller of this Agreement, and the performance of its covenants and obligations herein, are within Seller’s partnership powers, have been duly authorized by all necessary partnership action of the Seller, and do not contravene the Seller’s partnership agreement or other governing documents, (iii) this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, (iv) no consent, approval or authorization from any third party or, to the knowledge of the Seller, any governmental authority, is required for the execution and delivery of this Agreement by the Seller or the sale of the Transferred Shares to the Purchaser hereunder, (v) as of immediately prior to the consummation of the purchase and sale of the Transferred Shares pursuant to Section 1 above, the Seller is the sole record and beneficial owner of the Transferred Shares free and clear of any and all liens, claims, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, agreements and demands other than as created or imposed by applicable securities laws, (vi) the Transferred Shares have not been offered by the Seller or any agent of the Seller by means of any form of general solicitation or general advertising (as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)), (vii) the Seller is not and for the past 90 days has not been, an “affiliate” of the Purchaser, as that term is defined in Rule 144 under the Securities Act, and (viii) Seller has not taken any action which might create a liability or obligation to pay any finders, agent or brokers’ fees or commissions in connection with the transactions contemplated by this Agreement for which Purchaser may become liable.

(b)           The Purchaser hereby represents and warrants to the Seller that (i) the Purchaser is a corporation organized under the laws of the State of Florida, (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (iii) no consent, approval or authorization from any third party or, to the knowledge of the Purchaser, any governmental authority, is required for the execution and delivery of this Agreement by the Purchaser or the purchase of the Transferred Shares hereunder; and (iv) the purchase of the Transferred Shares will not result in the Purchaser making an unlawful distribution under the Florida Business Corporation Act, following the purchase the Purchaser will be able to pay its debts as they become due in the usual course of business and the Purchaser’s total assets would be greater than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the purchase, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

4. Further Assurances.  The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

5. Miscellaneous.  This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.  This Agreement may be executed in two or more counterparts (including by facsimile or pdf), each of which shall be an original, but all of which together shall constitute one and the same instrument.  Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any individual or entity, other than the Purchaser and the Seller, any rights or remedies under or by reason of this Agreement. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.  The validity and construction of this Agreement shall be governed and construed and enforced in accordance with the internal laws (other than the choice-of-law rules that may require the application of the laws of another jurisdiction) of the State of New York.  Each of the Seller and the Purchaser hereby (i) waive their respective rights to a jury trial of any claim or cause of action arising out of this Agreement and (ii) acknowledge that such waiver is a material inducement to enter into this Agreement and that each party has relied on such waiver in entering into this Agreement.  No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the consent of the other party.

6. Non-Reliance by Seller.  Seller acknowledges that Purchaser may possess and have access to material non-public information regarding Purchaser.  Seller acknowledges that Purchaser is not obligated to disclose, and will not disclose, such information to Seller, and that such information may have a bearing on the valuation of the Transferred Shares.  Seller is an institutional investor, experienced, sophisticated and knowledgeable in the valuation and trading of the securities of public and private companies, and understands the disadvantage to which Seller is subject by reason of the disparity of information regarding the Purchaser between Seller and Purchaser.  Seller has reached its own investment decision and is primarily relying on the current market factors in determining the Per Share Price.  Seller acknowledges that Purchaser is relying on the provisions of this Section 6 in engaging in the transactions contemplated by this Agreement, and would not purchase the Transferred Shares in the absence of this Section 6.  Seller represents that it will not pursue and hereby waives any claim against Purchaser (i) based on or relating to Purchaser’s having access to or being in possession of material non-public information regarding itself and/or Purchaser’s non-disclosure of such information and/or (ii) related in any way to the purchase and sale of the Transferred Shares.

7.           Release of Purchaser

(a)           As further consideration for payment of the Purchase Price, Seller does hereby, on behalf of Seller and its agents, representatives, attorneys, assigns, heirs, executors and administrators (collectively, the “Seller Parties”) RELEASE AND FOREVER DISCHARGE the Purchaser and its subsidiaries and their respective Affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, the “Purchaser Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which Seller or any of the Seller Parties ever had, now has, or hereafter may have, arising from or relating in any way to Seller’s status as a stockholder, investor, lender or debtor of the Purchaser on or prior to the date hereof, any agreement between Seller and the Purchaser or any Affiliate of the Purchaser entered into prior to the date hereof, the Seller’s purchase of any portion of the Purchaser’s capital stock prior to the date hereof, any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses, but not including (i) claims arising from the 200,000,000 shares of the Purchaser’s Common Stock owned by Seller on the date hereof and (ii) claims to payments and other rights provided to such Seller Party under this Agreement.  The release contained in this Section 7 is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  Except as specifically provided herein, it is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by Seller, on behalf of itself and the Seller Parties, of any such claim whatsoever.

(b)           The Seller, on behalf of itself and the Seller Parties, agrees never to bring (or cause or permit to be brought) any action or proceeding against the Purchaser or any other Purchaser Party regarding the Seller’s status as stockholder, investor, lender or debtor of the Purchaser on or prior to the date hereof, agreements with the Purchaser or any Affiliate of the Purchaser that are released pursuant to Section 7(a) above.  The Seller agrees that in the event that any claim, suit or action released pursuant to paragraph 7(a) shall be commenced by it or any of the Seller Parties against the Purchaser or any other Purchaser Party, the release contained in Section 7(a) shall constitute a complete defense to any such claim, suit or action so instituted.

(c)           Seller hereby covenants and agrees, on behalf of itself and the Seller Parties, that neither Seller nor any of the Seller Parties will encourage any Person to file a lawsuit, claim or complaint against the Purchaser or any other Purchaser Party relating to the claims released pursuant to Section 7(a).  Seller hereby covenants and agrees, on behalf of Seller and the Seller Parties, that neither Seller nor any of the Seller Parties will assist any Person who files or has filed a lawsuit, claim, or complaint against the Purchaser or any other Purchaser Party relating to the claims released pursuant to paragraph 7(a) unless Seller or any of the Seller Parties is required to render such assistance pursuant to a lawful subpoena or other legal obligation.  If Seller or any of the Seller Parties is served with any such legal subpoena or becomes subject to any such legal obligation, Seller shall provide prompt written notice to the Purchaser thereof and enclose a copy of the subpoena and any other documents describing the legal obligation with such written notice.

(d)           The parties to this Agreement agree and acknowledge that the release of any asserted or unasserted claims against the Purchaser and the other Purchaser Parties pursuant to Section 7(a) are not and shall not be construed to be an admission of any violation of any Federal, state or local statute or regulation, or of any duty owed by the Purchaser or any of the other Purchaser Parties to the Seller.

(e)           Seller acknowledges that there is a risk that after signing this Agreement it may discover losses or claims that are released under this Agreement, but that are presently unknown to it.  Seller assumes this risk and understands that this release shall apply to any such losses and claims.  Seller understands that this Agreement includes a full and final release covering all known and unknown, suspected or unsuspected injuries, debts, claims or damages which have arisen or may have arisen from any matters, acts, omissions or dealings released in Section 7(a) above.  Seller acknowledges that by accepting the Purchase Price and other benefits set forth in this Agreement, it assumes and waives the risk that the facts and the law may be other than as Seller understands them to be.

(f)           Seller certifies and acknowledges that it:

(i)           has read the terms of this Agreement and the release provided hereunder, and that Seller understands its terms and effects, including the fact that Seller has agreed to RELEASE AND FOREVER DISCHARGE the Purchaser and all other Purchaser Parties from any legal action or other liability of any type related in any way to the matters released pursuant to Section 7(a);

(ii)           has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Seller acknowledges is adequate and satisfactory to Seller; and

(iii)           has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement.

(g)           As used in this Agreement, “Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) of such Person and Family Members of any such Person, (b) any Person of which such Person or an Affiliate (as defined in clause (a) above) of such Person directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such Person is a partner, director, officer or executive employee, and (d) in the case of a specified Person who is an individual, Family Members of such Person.  “Family Members” shall mean, with respect to any individual, any Related Person or Family Trust of such individual.  “Family Trust” shall mean, with respect to any individual, any trust created for the benefit of one or more of such individual’s Related Persons and controlled by such individual.  “Related Persons” shall mean, with respect to any individual, such individual’s parents, spouse, children and grandchildren.  ”Person” shall mean an individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

8.           Release of Seller

As further consideration for payment of the Purchase Price, Purchaser does hereby, on behalf of Purchaser and Purchaser’s agents, representatives, attorneys, assigns, heirs, executors and administrators (“Purchaser Releasors”) RELEASE AND FOREVER DISCHARGE the Seller and the Seller Parties from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which Purchaser or any of the Purchaser Releasors ever had, now has, or hereafter may have, arising from or relating in any way to Seller’s status as a stockholder, investor, lender or debtor of the Purchaser on or prior to the date hereof, any agreement between Seller and the Purchaser or any Purchaser Releasor entered into prior to the date hereof, the Seller’s purchase of any portion of the Purchaser’s capital stock prior to the date hereof, any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses, but not including (i) claims arising from the 200,000,000 shares of the Purchaser’s Common Stock owned by Seller on the date hereof and (ii) any rights provided to such Purchaser Releasor under this Agreement.  The release contained in this Section 8 is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  Except as specifically provided herein, it is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by Purchaser, on behalf of itself and the Purchaser Releasors, of any such claim whatsoever.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SELLER:

YA Global Investments, L.P.
By:  Yorkville Advisors, LLC
Its:  Investment Manager

By:   Troy Rillo
      Troy Rillo, Senior Managing Director

PURCHASER:

Encompass Group Affiliates, Inc.

By:   Wayne I. Danson
      Name:  Wayne I. Danson
      Title:   President and Chief Executive Officer

Number of Transferred Shares:	3,000,000,000

Per Share Price:	$0.0001

Purchase Price:	$300,000

Purchaser’s Address:
420 Lexington Avenue, Suite 2739
New York, NY 10170
Attention: Wayne I. Danson
Facsimile:  646.277.1666

SCHEDULE I

YA Global Investments, L.P.-Wiring Instructions-

Bank Name:	Wachovia Bank Downtown Financial Center 101 Hudson Street, NJ1022 Jersey City NJ 07302 Telephone# 201-226-3045
ABA/Routing# 031 201 467
Account# 2000031475547
Account Name: YA Global Investments, L.P.
Swift code: PNBPUS33 - for international wires

STOCK POWER

FOR VALUE RECEIVED, YA Global Investments, L.P., formerly known as Cornell Capital Partners, L.P., an exempt limited partnership organized under the laws of the Cayman Islands, hereby sells, assigns and transfers unto:

Encompass Group Affiliates, Inc.

Three Billion (3,000,000,000) shares of Common Stock, , no par value per share, of Encompass Group Affiliates, Inc., a Florida corporation (the “Company”), standing in its name on the books of the Company , and does hereby irrevocably constitute and appoint _________________________________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:
YA GLOBAL INVESTMENTS, L.P.

	By:	Yorkville Advisors, LLC,
its Investment Manager

By:
	Name:	Troy J. Rillo
	Title:	Senior Managing Director